DEED IN LIEU OF FORECLOSURE AGREEMENT

THIS DEED IN LIEU OF FORECLOSURE AGREEMENT is made as of the 30th day of June, 2016 (the “Agreement”) by and between Eclipse Partners II, LLC, a Florida limited liability company, with a mailing address of ________________________________ (“Borrower”) and Shepherd’s Finance, LLC, a Delaware limited liability company registered to do business in the state of Florida, with a mailing address of 12627 San Jose Blvd. Suite 203, Jacksonville FL 32223 (“Lender”).

WITNESSETH:

A.	Borrower owns fee simple title to the real estate and the improvements described as: 171Whittier Drive, Sarasota FL 34236, and legally described on Exhibit “A” attached hereto.

B.	Lender made a loan to Borrower in the amount of Two Million Six Hundred Forty Thousand Dollars ($2,640,000.00) (the “Loan”). The Loan is evidenced by a certain Promissory Note dated December 9, 2015 made by Borrower, as maker, in favor of Lender (the “Note”). The Loan is secured by, among other things, a certain Mortgage dated December 9, 2015 made by Borrower, as mortgagor, in favor of Lender, as mortgagee, recorded in the Public Records of Sarasota County, Florida as Instrument 2015154148 (the “Mortgage”). (The Note and the Mortgage are sometimes herein collectively referred to as the “Loan Documents”).

C.	As of this date, the total outstanding principal balance due on the Loan is One Million Seven Hundred and Two Thousand Eight Hundred Twenty Two Dollars and Forty Eight Cents ($1,702,822.48), plus accrued and unpaid interest through June 24, 2016, equal to One Hundred Sixteen Thousand Seven Hundred Fifty Seven Dollars and Eighty Five Cents ($116,757.85), with a per diem thereafter equal to Seven Hundred Thirty Seven Dollars and Forty Two Cents per day ($737.42), plus late fees equal to Eight Thousand Seven Hundred Eighty Seven Dollars and Fifty Cents ($8,787.50).

D.	Borrower is in default under the Loan Documents (“Borrower’s Default”). The Loan has been accelerated and the entire principal amount of the Loan together with all accrued interest and late fees thereon are now due and owing.

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E.	In order to avoid the financial hardship and damage to reputation that would result from the Borrower’s Default, Borrower has requested that the parties resolve Borrower’s Default by Borrower’s conveyance of the real estate legally described on Exhibit “A” and other property to Lender, or to a person or other entity designated by Lender (“Designee”), in lieu of foreclosure in consideration of the premises and other consideration.

F.	The fair market value of the “Property” (as hereinafter defined) does not exceed the total outstanding unpaid principal, interest and late fees, plus any other sums that are due and owing under the Loan Documents, that have accrued and are unpaid under the Loan Documents.

G.	Lender wishes to accept the conveyance of the Property pursuant to this Agreement to avoid the necessity of litigation, foreclosure, and the delays associated therewith.

NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:

ARTICLE I

Incorporation and Transfer

1.01 Incorporation. The recitals to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

1.02 Transfer of Property. Subject to the terms, provisions, conditions, covenants, and agreements herein contained and subject to the matters set forth on Exhibit “B” hereto (“Permitted Exceptions”) Borrower agrees to sell, grant, transfer, assign, and convey to Lender (or Designee) and Lender agrees to acquire, or cause Designee to acquire, from Borrower absolutely and free of any right of redemption or other right or interest of Borrower or anyone claiming by, through, or under Borrower, the following real and personal property (collectively, the: (a) good, valid, indefeasible, and marketable fee simple title to the property described on Exhibit “A” attached hereto (“Real Estate”); (b) all of Borrower’s right, title, and interest as lessor or lessee in all leases, licenses, and other agreements to occupy all or any part of the Real Estate (together ALeases@) together with all rents and other sums due, accrued or to become due under each such lease, license, and agreement, all rents that are received and allocable to periods following the “Closing Date” (as hereinafter defined) and (c) all other tangible and intangible personal property, equipment, and supplies located at or used in connection with the Real Estate ( the “Personal Property”). The Real Estate and Leases are sometimes referred to hereinafter as the AProperty.@

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ARTICLE II

Consideration

2.01 Release of Personal Liability. In consideration for the transfer by Borrower of the Property to Lender (or, at Lender’s option, Designee), and subject to the terms, provisions, and conditions herein contained, at the “Closing” (as hereinafter defined), Lender shall in the deed in lieu agree to release Borrower from any personal liability for payment of the Loan.

ARTICLE III

Title

3.01 Owners Title Policy. As a condition to Lender’s obligation to close, Lender must, at Closing, receive from Old Republic Title insurance Company or some other title company at Lender’s discretion (hereafter the “Title Company”) an ALTA Form Owner’s Title Insurance Policy acceptable to Lender (the “Title Policy”), dated as of the Closing Date naming Lender as the insured, which Title Policy shall show fee simple title to the Real Estate vested in Buyer subject only to the Permitted Exceptions. The Title Policy must (a) insure as separate parcels any easements appurtenant to the Real Property, (b) be in the amount of the indebtedness evidenced by the Note which is outstanding on the Closing Date (or such lesser amount as Lender shall accept), (c) delete the standard ALTA exceptions, (d) delete any so-called “creditors” rights exclusion or exceptions. Lender may waive this requirement, but in so doing shall not release Borrower from all promises, covenants, terms, conditions, obligations and warranties, including warranties of title, contained herein or in the Deed.

ARTICLE IV

Closing

4.01 Closing. Provided all terms, provisions, and conditions contained in this Agreement to be satisfied on or before Closing have been timely satisfied, Borrower’s warranties and representations are true and correct, so as to provide for the closing of the transaction contemplated hereby, including without limitation, the vesting in Lender of good, valid, indefeasible, and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions, closing of the transaction contemplated hereby (“Closing”), shall take place at the office of Gibson, Kohl, Wolff & Hric, PL, 1800 Second Street, Suite 901, Sarasota FL 34236, at _______ A.M./P.M. on June _____, 2016, or such other date or such other place as may be mutually agreed upon in writing by Borrower and Lender.

4.02 Closing Deliveries, etc. The following deliveries and/or actions shall constitute the Closing. Such deliveries, showings, and actions shall be deemed to be taken simultaneously and no one of which shall be deemed completed until all of such deliveries, showings, and actions have been completed.

A. Title Documents. The following title, transfer, and original documentation and other matters shall be duly authorized, properly executed, acknowledged (if applicable) and/or delivered:

(a) The Title Policy. The Title Policy (or a “marked-up” title commitment to issue the Title Policy). or such other title search relied on by Lender in its sole and absolute discretion.

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(b) Lien and Possession Affidavit. Borrower shall deliver to Lender a Lien and Possession Affidavit for the Real Property executed and sworn to by him/her in a form attached hereto and made a part hereof as Exhibit “C” in order for the elimination of the issuance of a title policy as to (a) the rights of parties in possessions, and (b) mechanics’ liens.

(c) Estoppel Affidavit. Borrower shall deliver an Estoppel Affidavit regarding the Deed in Lieu of Foreclosure in a form which is attached hereto and made a part hereof as Exhibit “D”.

B. Transfer Documents. The following Property transfer documentation shall be duly authorized, properly executed, acknowledged (if applicable), and delivered to Lender:

(a) Deed. Borrower’s duly executed, acknowledged, and stamped recordable deed in form and substance as set forth on Exhibit “E” attached hereto.

(b) Bill of Sale. Borrower’s duly executed bill of sale in form and substance as set forth on Exhibit “F” attached hereto.

(c) Release of Lender by Borrower, et al. Borrower shall deliver to Lender, a release of Lender and its respective affiliates, successors and assigns and other parties reasonably designated by Lender, in the form of Exhibit “G” attached hereto.

(d) Possession. Borrower shall deliver possession of the Real Property and the other Personal Property to Lender.

(e) Keys to Premises. Borrower shall deliver to Lender or Lender’s designee, a key code inventory and all keys to the Real Estate or, with Lender’s permission, a letter executed by Borrower and the Borrower’s managing agents addressed to the person(s) or entities possessing the keys directing such persons or entities to deliver the keys to Lender or Lender’s designated representative.

(f) Payments to Lender. Borrower shall pay to Lender an amount equal to $____________, representing documentary stamps on the deed and one month’s rent.

(g) Resolution. Borrower shall duly executed Resolution – Managing Member’s Certificate in form and substance as set forth on Exhibit “H” attached hereto.

(i) Settlement Statement. Borrower, Lender and Designee shall jointly execute and deliver a settlement statement to each other.

4.04 Expenses of Closing. At Closing, Lender shall pay the Title Policy or title search, as the case may be, its own legal fees and recording fees. Borrower shall pay any and all documentary stamps and intangible tax required on the deed.

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ARTICLE V

Representations, Warranties and Indemnity

5.01 Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

(a) Bankruptcy. Borrower has not filed a petition in any case, action, or proceeding under the Bankruptcy Code or any similar state law; no petition in any case, action, or proceeding under the Bankruptcy Code or any similar state law has been filed against Borrower that has not been dismissed or vacated; and Borrower has not filed an answer or otherwise admitted in writing insolvency or inability to pay their debts or made an assignment for the benefit of creditors or consented to an appointment of a receiver or trustee of all or a material part of their property. The transaction contemplated herein is not a preference, voidable transfer, fraudulent conveyance, or otherwise in violation of the Bankruptcy Code or any other similar state or federal law.

(b) Absence of Litigation. Borrower has not received any written notice of any, nor is there any, pending or, to the best of Borrower’s knowledge any threatened, litigation or administrative proceeding involving in any manner the Real Property or the ownership thereof.

(c) Arm’s-Length Transaction. Borrower has requested conveyance of title to the Property in lieu of the exercise of Lender’s remedies pursuant to the Loan Documents and throughout the negotiation, preparation, and execution of this Agreement has been, and will through the Closing be represented by competent legal counsel of their own choosing. This Agreement was entered into out of the free will of Borrower and pursuant to arm’s-length negotiations and Borrower believes this Agreement is fair. Lender has not taken advantage of Borrower by threats, intimidation, overreaching, unconscionable conduct, or otherwise and Borrower is proceeding in this transaction as a volunteer in what they perceive to be their own best interest.

5.03 Indemnity. Borrower agrees to defend, indemnify, and hold Lender, and it’s designee ___________________________ and their respective partners, successors, assigns, members, officers, participants, shareholders, directors, and personal representatives (collectively, the “Lender-Connected Parties”) harmless from and against any losses, damages, costs (including, without limitation, attorneys’ fees, court costs, and costs of appeal), expenses, judgments, liens, decrees, fines, penalties, liabilities, claims, actions, suits, and causes of action arising, directly or indirectly, from (a) any breach by Borrower of warranty or representation contained in this Agreement or in the documents executed and delivered by Borrower pursuant to this Agreement (with this Agreement, sometimes collectively referred to as the “Borrower Documents”); (b) any breach, default, or violation by Borrower of any covenant, agreement, or provision of the Borrower Documents; and (c) any claims or liabilities pertaining to the Property arising prior to the Closing (d) any federal or state income or other tax liability of Borrower regarding the transactions contemplated by this Agreement, including but not limited to tax liabilities arising our of or in any manner related to withholding requirements under Section 1445 of the Internal Revenue Code of 1986, and any and all obligations of Borrower for discharge of indebtedness income. The indemnifications set forth in this section 5.03 survive the closing of this transaction and do not merge in the deed or any other document executed in connection herewith.

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5.04 Property Condition. Seller warrants that all major appliances and heating, cooling, mechanical, electrical, security, and pluming systems are and will be maintained in working condition until closing and the structure does not leak.

ARTICLE VI

No Obligation of Lender to Third Parties

6.01 No Third-Party Beneficiary. Borrower acknowledges and agrees that the transfer to Lender of title to the Real Property pursuant to the terms of this Agreement shall not create any obligations on the part of Lender to third parties that have claims of any kind whatsoever against Borrower with respect to the Property, and Lender does not assume or agree to discharge any liabilities pertaining to the Property except as otherwise expressly provided in this Agreement.

ARTICLE VII

Absolute Conveyance/No Merger

7.01 Conveyance/No merger. The conveyance of the Property to Lender according to the terms of this Agreement is an absolute conveyance of all of its right, title, and interest in and to the Property in fact as well as form and was not and is not now intended as a mortgage, trust conveyance, deed of trust, or security instrument of any kind, and that the consideration for such conveyance is exactly as recited herein and Borrower has no further interest (including rights of redemption) or claims in and to the Property or to the rents, proceeds, and profits that may be derived thereof, of any kind whatsoever. Notwithstanding Lender’s acquisition of the Property, the indebtedness evidenced by the Note shall not be cancelled, shall survive the Closing and delivery of any deeds and/or releases and all of the Loan Documents shall remain in full force and effect after the transaction contemplated by this Agreement has been consummated. The parties further agree that the interest of Lender in the Property after Buyer’s acquisition of the Property shall not merge with the interest of Lender in the Property under the Loan Documents. It is the express intention of each of the parties hereto (and all of the conveyances provided for in this Agreement shall so recite) that such interests of Lender and Buyer in the Property shall not merge, but be and remain at all times separate and distinct, notwithstanding any union of said interest in Lender at any time by purchase, termination, or otherwise and that the lien of the Mortgage in the Property shall be and remains at all times a valid and continuous lien on the Property until and unless released of record by Lender or its successors and assigns.

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ARTICLE IX

Notices

9.01 Notice. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b), or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

To Borrower:

Eclipse Partners II, LLC

1401 8th Avenue West
Bradenton, FL 34205

And a copy to:

Najmy Thompson, P.L.

Attn: Louis J. Najmy, Esquire

1401 8th Avenue West
Bradenton, FL 34205

To Lender:

Shepherd’s Finance, LLC

c/o Dan Wallach, Chief Executive Officer

12627 San Jose Blvd. Suite 203

Jacksonville FL 32223

And a copy to:

James D. Gibson, Esquire

Gibson, Kohl, Wolff & Hric, P.L.

400 Burns Court

Sarasota FL 34236

All notices shall be deemed effectively given on the date that such notice is received or refused.

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ARTICLE X

Miscellaneous

10.01 Miscellaneous. This Agreement, and the exhibits attached hereto, and all other instruments and documents executed and delivered at Closing by either party hereto, embody the entire agreement between the parties in connection with the transaction contemplated hereby and there are no oral or parol agreements, representations, or inducements existing between the parties relating to the transaction contemplated hereby that are not expressly set forth herein and covered hereby. This Agreement may not be modified except in writing signed by all of the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, Buyer and the respective heirs, administrators, executors, personal representatives, successors, and assigns of the parties hereto. No written waiver by any party at any time of any breach of any provision of this Agreement shall be deemed a waiver of a breach of any other provision herein or consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. The captions, section numbers, and article numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of such paragraphs or articles of this Agreement nor in any way affect this Agreement.

10.02 Time is of Essence; Counterparts; Governing Law. All parties hereto agree that time is of the essence in this transaction and that this Agreement may be executed in counterparts and shall be governed by and interpreted in accordance with the laws of the State of Florida.

10.03 Brokers. Lender and Borrower represent and warrant to the other that it has had no direct dealings with any real estate brokers, salesmen, agents, finders, or consultants in connection with the conveyance of the Property to Lender.

10.04 Lender’s Liability. In no event shall Lender be personally or individually liable for any obligationset forth in this Agreement. Except to the extent expressly provided in the Borrower Documents, Lender is not assuming any obligations or liabilities of Borrower.

10.05 Value. Borrower hereby confirms to Lender that this value of the Property does not exceed the indebtedness owing to Lender pursuant to the Loan Documents.

10.06 Survival. The terms and provisions of this Agreement shall survive the Closing and delivery of the deed and other documents to be delivered to Lender pursuant to this Agreement.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

Eclipse Partners, II, LLC

By:	/s/ Steven Hanson
Print Name:	Steven Hanson
Manager

LENDER:

Shepherd’s Finance, LLC

By:	/s/ Daniel Wallach
Print Name:	Daniel Wallach
Manager

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EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

PERMITTED EXCEPTIONS

EXHIBIT C

LIEN AND POSSESSION AFFIDAVIT

EXHIBIT D

ESTOPPEL AFFIDAVIT

EXHIBIT E

FORM OF DEED

EXHIBIT F

FORM OF BILL OF SALE

EXHIBIT G

RELEASE

EXHIBIT H

RESOLUTION – MANAGING MEMBER’S CERTIFICATE

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